Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the financial statements of Expro Group Holdings International Limited, appearing in Registration Statement No. 333-255496 on Form S-4 of Expro Group Holdings N.V.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

October 4, 2021